Prospectus Supplement

Manulife Private Credit Plus Fund

Supplement dated September 19, 2024 to the current Prospectus, as may be supplemented (the Prospectus)

Class S shares and Class D shares are currently not available for purchase.

You should read this supplement in conjunction with the Prospectus and retain it for your future reference.

Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and are used by its affiliates under license.

Statement of Additional Information Supplement

Manulife Private Credit Plus Fund

Supplement dated September 19, 2024 to the current Statement of Additional Information, as may be supplemented (the SAI)

Class S shares and Class D shares are currently not available for purchase.

You should read this supplement in conjunction with the SAI and retain it for your future reference.

Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and are used by its affiliates under license.